  EXHIBIT 99.1

LightPath Technologies Reports Third Quarter Fiscal 2025 Financial Results

ORLANDO, FL – May 15, 2025 – LightPath Technologies, Inc. (NASDAQ: LPTH) (“LightPath,” the “Company,” “we,” or “our”), a leading provider of next-generation optics and imaging systems for both defense and commercial applications, today announced financial results for its fiscal third quarter ended March 31, 2025.

Financial Summary:

	Three Months Ended March 31,
$ in millions	2025	2024	% Change
Revenue	$9.2	$7.7	19.1%
Gross Profit	$2.7	$1.6	65.9%
Operating Expenses	$6.0	$4.2	44.3%
Net Income (Loss)	($3.6)	($2.6)	37.1%
Adj. EBITDA* (non-GAAP)	($2.0)	($1.5)	31.3%

Third Quarter Fiscal 2025 & Subsequent Highlights:

•

Closed the acquisition of G5 Infrared (“G5”), a leading high-end infrared camera systems manufacturer, part of LightPath’s strategic vision to become a leading vertically-integrated infrared imaging solutions provider.

•

Awarded an initial $2.2 million engineering development model (EDM) order for infrared cameras by L3Harris Technologies to support the Navy's Shipboard Panoramic Electro-Optic/Infrared (SPEIR) Program.

•	Received a $4.8 million initial qualification order for infrared cameras with a new defense industry customer, for planned delivery in calendar year 2025.
•	Secured $4.9 million order for cooled infrared cameras with existing defense customer, for planned delivery in fiscal 2026.
•

Participated in leading industry and investor conferences including the Photonics Spectra Infrared Imaging Summit 2025, SPIE Defense + Commercial Sensing, Advanced Infrared Solutions at 2025 Border Security Expo, 27th Annual Needham Growth Conference, and Sequire Investor Summit Puerto Rico.

Management Commentary

Sam Rubin, President and Chief Executive Officer of LightPath, said: “The closing of our acquisition of G5 Infrared, and the subsequent three significant orders for this new subsidiary, helped to accelerate execution of our strategic vision to become a leading vertically-integrated infrared imaging solutions provider in the $9 billion infrared imaging market. G5 provides a highly incremental offering to LightPath, providing a broad range of cooled infrared camera solutions and assemblies, ranging from high performance mid wave zoom thermal imaging camera systems to thin film deposition services on a variety of infrared substrates, all of which are complementary to our line of uncooled infrared cameras, infrared optics and infrared materials.

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“G5’s significant pipeline of new business opportunities, with multiple program awards expected to begin production in the next two years, was highlighted recently by three new orders that validate our accretive acquisition. A $4.8 million initial qualification order with a new defense industry customer and a $4.9 million follow-on order with an existing defense industry customer was followed by an initial $2.2 million engineering development model order by L3Harris Technologies – all of which were for infrared cameras from our growing portfolio of cooled and uncooled camera solutions. G5's revenue is primarily driven by established multi-year contracts and multiple programs of record in shipboard long-range surveillance, border security, and counter UAS systems, as well as recurring federal, naval, and law enforcement programs. We expect to add significant value beyond G5’s initial accretive revenue stream and believe the acquisition will continue to drive future growth with its higher average selling price and higher-margin cooled infrared camera offerings, incremental products, as well as notable operational synergies – such as integrating their offerings with our proprietary BlackDiamond™ glass and in-house optics manufacturing capabilities.

“Looking ahead, we expect continued momentum for our product portfolio and market potential with our Germanium-free BlackDiamond™ infrared imaging solutions. With supply chain issues plaguing competing Germanium based solutions – such as China's recent ban on the export of Germanium to the United States – our BlackDiamond products are becoming increasingly important to customers. While the China ban has of course impacted the small proportion of our legacy business that still leverages Germanium, we continue to transition our business to utilize our BlackDiamond™ solutions.

“We are moving forward with key defense programs, including our bid to produce a design of a major missile program for the U.S. Army with Lockheed Martin. We are now starting to deliver flightworthy hardware for implementation into Lockheed Martin's initial live program test units and believe the U.S. Army could potentially make a contractor selection decision late this year or early next year. With the integration of G5, we believe we are well positioned to be the optical solutions provider of choice for high value customers with an accelerating pipeline of government and military projects with key defense customers,” concluded Rubin.

Third Quarter Fiscal 2025 Financial Results

Revenue for the third quarter of fiscal 2025 increased 19.1% to $9.2 million, as compared to $7.7 million in the same quarter of the prior fiscal year. Revenue was split amongst the Company’s product groups in the third quarter of fiscal 2025 as follows:

Product Group Revenue ($ in millions)**	Third Quarter of Fiscal 2025	Third Quarter of Fiscal 2024	% Change
Infrared Components	$3.6	$3.6	0%
Visible Components	$2.8	$2.7	6%
Assemblies & Modules	$1.9	$0.8	123%
Engineering Services	$0.8	$0.5	54%

** Numbers may not foot due to rounding

Gross profit increased 65.9% to $2.7 million, or 29.1% of total revenues, in the third quarter of 2025, as compared to $1.6 million, or 20.9% of total revenues, in the same quarter of the prior fiscal year. The increase in gross margin as a percentage of revenue is primarily due to a more favorable product mix, with more revenue from assemblies and modules and engineering services, which typically have higher margins than infrared components.

2

Operating expenses increased 42.9% to $6.0 million for the third quarter of fiscal 2025, as compared to $4.2 million in the same quarter of the prior fiscal year. The increase was primarily due to higher legal and consulting fees related to business development and strategic initiatives, including expenses associated with the G5 acquisition, as well as increased sales and marketing spend to promote new products and an increase in materials spend for internally-funded new product development projects.

Net loss in the third quarter of fiscal 2025 totaled $3.6 million, or $0.09 per basic and diluted share, as compared to $2.6 million, or $0.07 per basic and diluted share, in the same quarter of the prior fiscal year.

Adjusted EBITDA* loss for the third quarter of fiscal 2025 was $2.0 million, compared to a loss of $1.5 million for the same period of the prior fiscal year.

Third Quarter Fiscal 2025 Earnings Call

Management will host an investor conference call at 5:00 p.m. Eastern time today, Thursday, May 15, 2025, to discuss the Company’s third quarter fiscal 2025 financial results, provide a corporate update, and conclude with Q&A from telephone participants. To participate, please use the following information:

Date: Thursday, May 15, 2025

Time: 5:00 p.m. Eastern time

U.S. Dial-in:

1-877-425-9470

International Dial-in: 1-201-389-0878

Conference ID: 13749941

Webcast: LPTH Q3 FY2025 Earnings Conference Call

Please join at least five minutes before the start of the call to ensure timely participation.

A playback of the call will be available through Thursday, May 29, 2025. To listen, please call 1-844-512-2921 within the United States and Canada or 1-412-317-6671 when calling internationally, using replay pin number 13749941. A webcast replay will also be available using the webcast link above.

About LightPath Technologies

LightPath Technologies, Inc. (NASDAQ: LPTH) is a leading provider of next-generation optics and imaging systems for both defense and commercial applications. As a vertically integrated solutions provider with in-house engineering design support, LightPath's family of custom solutions range from proprietary BlackDiamond™ chalcogenide-based glass materials – sold under exclusive license from the U.S. Naval Research Laboratory – to complete infrared optical systems and thermal imaging assemblies. The Company's primary manufacturing footprint is located in Orlando, Florida with additional facilities in Texas, New Hampshire, Latvia and China. To learn more, please visit www.lightpath.com.

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*Use of Non-GAAP Financial Measures

To provide investors with additional information regarding financial results, this press release includes references to EBITDA and adjusted EBITDA, which are non-GAAP financial measures. The Company calculates EBITDA by adjusting net income to exclude net interest expense, income tax expense or benefit, depreciation, and amortization. We also calculate adjusted EBITDA, which excludes: (1) the effect of the non-cash income or expense associated with the mark-to-market adjustments, related to the warrants; and (2) the loss on extinguishment of debt. The fair value of the warrants is re-measured each reporting period until the warrants are either exercised or expired (which expiration occurs on February 18, 2031).

A "non-GAAP financial measure" is generally defined as a numerical measure of a company's historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP. The Company's management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze underlying business operations and understand performance. In addition, management may utilize these non-GAAP financial measures as guides in forecasting, budgeting, and planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP is presented in the table below.

LIGHTPATH TECHNOLOGIES, INC.
Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

	(unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Net loss	$(3,560,349)	$(2,597,534)	$(7,795,091)	$(5,653,573)
Depreciation and amortization	1,463,150	1,042,850	3,356,752	2,985,850
Income tax provision	100,031	5,798	160,192	121,402
Interest expense	498,862	37,649	817,275	149,048
EBITDA	$(1,498,306)	$(1,511,237)	$(3,460,872)	$(2,397,273)
Loss on extinguishment of debt	418,502	-	418,502	-
Change in fair value of warrant liability	(904,694)	-	(904,694)	-
Adjusted EBITDA	$(1,984,498)	$(1,511,237)	$(3,947,064)	$(2,397,273)
% of revenue	-22%	-20%	-16%	-10%

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Forward-Looking Statements

This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "forecast," "guidance," "plan," "estimate," "will," "would," "project," "maintain," "intend," "expect," "anticipate," "prospect," "strategy," "future," "likely," "may," "should," "believe," "continue," "opportunity," "potential," and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, without limitation, statements regarding: (i) anticipated timing for program awards, as well as any resulting impact on our financial performance; (ii) the impact of the G5 acquisition on our business and results of operations; (iii) the performance of our product portfolio and expected market potential with our products and (iv) expectations regarding our ability to secure government and military projects with certain customers. These forward-looking statements are based on information available at the time the statements are made and/or management's good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by the forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, the impact of varying demand for the Company products; the ability of the Company to obtain needed raw materials and components from its suppliers; the impact of tariffs and other governmental trade restrictions; actions governments, businesses, and individuals take in response to the pandemic, including restrictions on onsite commercial interactions; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; geopolitical tensions, the Russian-Ukraine conflict, and the Hamas/ Israel war; the effects of steps that the Company could take to reduce operating costs; the inability of the Company to sustain profitable sales growth, convert inventory to cash, or reduce its costs to maintain competitive prices for its products; circumstances or developments that may make the Company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives; and those factors detailed by the Company in its public filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K and other filings with the SEC. Should one or more of these risks, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact

Lucas A. Zimmerman

MZ Group – MZ North America

LPTH@mzgroup.us

949-259-4987

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LIGHTPATH TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheets

(unaudited)

	March 31,	June 30,
Assets	2025	2024
Current assets:
Cash and cash equivalents	$6,478,885	$3,480,268
Trade accounts receivable, net of allowance of $23,514 and $25,676	7,651,086	4,928,931
Inventories, net	12,687,225	6,551,059
Prepaid expenses and deposits	1,206,115	445,900
Other current assets	57,815	131,177
Total current assets	28,081,126	15,537,335

Property and equipment, net	15,461,601	15,210,612
Operating lease right-of-use assets	6,457,530	6,741,549
Intangible assets, net	21,476,226	3,650,739
Goodwill	9,741,473	6,764,127
Deferred tax assets, net	123,000	123,000
Other assets	79,860	59,602
Total assets	$81,420,816	$48,086,964
Liabilities and Stockholders Equity
Current liabilities:
Accounts payable	$5,737,240	$3,231,713
Accrued liabilities	3,079,036	1,911,867
Accrued payroll and benefits	1,752,940	1,446,452
Operating lease liabilities, current	1,271,740	1,059,998
Loans payable, current portion	185,631	209,170
Finance lease obligation, current portion	203,954	177,148
Total current liabilities	12,230,541	8,036,348

Deferred tax liabilities, net	1,498,479	326,197
Accrued liabilities, noncurrent	937,000	611,619
Finance lease obligation, less current portion	457,441	528,753
Operating lease liabilities, noncurrent	7,518,766	8,058,502
Loans payable, less current portion	4,693,444	325,880
Warrant liability	4,116,357	-
Total liabilities	31,452,128	17,887,299

Commitments and Contingencies

Series G Convertible Preferred Stock; $0.01 par value	$34,399,622	-

Stockholders equity:
Preferred stock: Series D, $.01 par value, voting;
500,000 shares authorized; none issued and outstanding
Common stock: Class A, $.01 par value, voting;
94,500,000 shares authorized;
42,893,563 and 39,254,643 shares issued and outstanding	428,936	392,546
Additional paid-in capital	238,327,729	245,140,758
Accumulated other comprehensive income	451,067	509,936
Accumulated deficit	(223,638,666)	(215,843,575)
Total stockholders equity	15,569,066	30,199,665
Total liabilities, convertible preferred stock and stockholders equity	$81,420,816	$48,086,964

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LIGHTPATH TECHNOLOGIES, INC.

Condensed Consolidated Statements of Comprehensive Income (Loss)

(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
Revenue, net	$9,167,627	$7,699,175	$24,992,837	$23,092,060
Cost of sales	6,503,526	6,092,988	17,553,476	16,985,846
Gross profit	2,664,101	1,606,187	7,439,361	6,106,214
Operating expenses:
Selling, general and administrative	4,448,359	3,171,770	11,075,005	8,691,395
New product development	757,938	569,962	1,998,775	1,817,598
Amortization of intangible assets	779,025	434,403	1,469,512	1,201,120
Loss on disposal of property and equipment	2,068	13,248	80,505	13,248
Total operating expenses	5,987,390	4,189,383	14,623,797	11,723,361
Operating loss	(3,323,289)	(2,583,196)	(7,184,436)	(5,617,147)
Other income (expense):
Interest expense, net	(498,862)	(37,649)	(817,275)	(149,048)
Loss on extinguishment of debt	(418,502)	-	(418,502)	-
Change in fair value of warrant liability	904,694	-	904,694	-
Other income (expense), net	(124,359)	29,109	(119,380)	234,024
Total other income (expense), net	(137,029)	(8,540)	(450,463)	84,976
Loss before income taxes	(3,460,318)	(2,591,736)	(7,634,899)	(5,532,171)
Income tax provision	100,031	5,798	160,192	121,402
Net loss	$(3,560,349)	$(2,597,534)	$(7,795,091)	$(5,653,573)
Foreign currency translation adjustment	120,572	(112,356)	(58,869)	22,409
Comprehensive loss	$(3,439,777)	$(2,709,890)	$(7,853,960)	$(5,631,164)
Loss per common share (basic)	$(0.09)	$(0.07)	$(0.19)	$(0.15)
Number of shares used in per share calculation (basic)	41,363,643	37,988,770	40,209,657	37,639,464
Loss per common share (diluted)	$(0.09)	$(0.07)	$(0.19)	$(0.15)
Number of shares used in per share calculation (diluted)	41,363,643	37,988,770	40,209,657	37,639,464

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LIGHTPATH TECHNOLOGIES, INC.

Condensed Consolidated Statements of Changes in Stockholders' Equity

(unaudited)

	Temporary Equity					Accumulated
	Series G Convertible		Class A		Additional	Other		Total
	Preferred Stock		Common Stock		Paid-in	Comphrehensive	Accumulated	Stockholders
	Shares	Amount	Shares	Amount	Capital	Income	Deficit	Equity
Balances at June 30, 2024			39,254,643	$392,546	$245,140,758	$509,936	$(215,843,575)	$30,199,665
Issuance of common stock for:
Employee Stock Purchase Plan	-	-	8,232	82	10,290	-	-	10,372
Exercise of Stock Options, RSUs & RSAs, net	-	-	70,309	703	(703)	-	-	-
Issuance of common stock for acquisition of Visimid	-	-	279,553	2,796	318,562	-	-	321,358
Stock-based compensation on stock options, RSUs & RSAs	-	-	-	-	264,475	-	-	264,475
Foreign currency translation adjustment	-	-	-	-	-	271,594	-	271,594
Net loss	-	-	-	-	-	-	(1,622,745)	(1,622,745)
Balances at September 30, 2024	-	-	39,612,737	$396,127	$245,733,382	$781,530	$(217,466,320)	$29,444,719
Issuance of common stock for:
Exercise of Stock Options, RSUs & RSAs, net	-	-	229,097	2,291	(2,291)	-	-	-
Shares issued as compensation	-	-	49,000	490	89,180	-	-	89,670
Stock-based compensation on stock options, RSUs & RSAs	-	-	-	-	231,581	-	-	231,581
Foreign currency translation adjustment	-	-	-	-	-	(451,035)	-	(451,035)
Net loss	-	-	-	-	-	-	(2,611,997)	(2,611,997)
Balances at December 31, 2024	-	-	39,890,834	$398,908	$246,051,852	$330,495	$(220,078,317)	$26,702,938
Issuance of preferred stock under private equity placement, net of fees	255	20,968,590	-	-	(1,320,102)	-	-	(1,320,102)
Issuance of common stock for:
Employee Stock Purchase Plan	-	-	1,137	11	4,002	-	-	4,013
Exercise of Stock Options, RSUs & RSAs, net	-	-	238,641	2,387	788	-	-	3,175
Issuance of common stock for acquisition of Visimid	-	-	102,700	1,027	391,561	-	-	392,588
Issuance of common stock for acquisition of G5	-	-	1,972,501	19,725	4,852,343	-	-	4,872,068
Issuance of common stock under private equity placement, net of fees	-	-	687,750	6,878	1,584,014	-	-	1,590,892
Preferred cumulative dividends plus accretion	-	13,431,032	-	-	(13,431,032)	-	-	(13,431,032)
Stock-based compensation on stock options, RSUs & RSAs	-	-	-	-	194,303	-	-	194,303
Foreign currency translation adjustment	-	-	-	-	-	120,572	-	120,572
Net loss	-	-	-	-	-	-	(3,560,349)	(3,560,349)
Balances at March 31, 2025	255	$34,399,622	42,893,563	$428,936	$238,327,729	$451,067	$(223,638,666)	$15,569,066

Balances at June 30, 2023			37,344,739	$373,447	$242,808,771	$606,536	$(207,836,229)	$35,952,525
Issuance of common stock for:
Employee Stock Purchase Plan			14,607	146	19,573	-	-	19,719
Exercise of Stock Options, RSUs & RSAs, net			14,482	145	(145)	-	-
Issuance of common stock for acquisition of Visimid			81,610	816	149,184	-	-	150,000
Stock-based compensation on stock options, RSUs & RSAs			-	-	240,075	-	-	240,075
Foreign currency translation adjustment			-	-	-	(125,208)	-	(125,208)
Net loss			-	-	-	-	(1,342,376)	(1,342,376)
Balances at September 30, 2023			37,455,438	$374,554	$243,217,458	$481,328	$(209,178,605)	$34,894,735
Issuance of common stock for:
Exercise of Stock Options, RSUs & RSAs, net			93,940	940	(940)	-	-	-
Stock-based compensation on stock options, RSUs & RSAs			-	-	258,691	-	-	258,691
Foreign currency translation adjustment			-	-	-	259,973	-	259,973
Net loss			-	-	-	-	(1,713,663)	(1,713,663)
Balances at December 31, 2023			37,549,378	$375,494	$243,475,209	$741,301	$(210,892,268)	$33,699,736
Issuance of common stock for:
Employee Stock Purchase Plan			15,840	158	19,800	-	-	19,958
Exercise of Stock Options, RSUs & RSAs, net			225,814	2,258	(2,258)	-	-
Issuance of common stock for acquisition of Visimid			267,176	2,672	333,382	-	-	336,054
Issuance of common stock under public equity placement			68,041	680	97,528	-	-	98,208
Stock-based compensation on stock options, RSUs & RSAs			-	-	264,492	-	-	264,492
Foreign currency translation adjustment			-	-	-	(112,356)	-	(112,356)
Net loss			-	-	-	-	(2,597,534)	(2,597,534)
Balances at March 31, 2024			38,126,249	$381,262	$244,188,153	$628,945	$(213,489,802)	$31,708,558

Issuance of common stock for:
Exercise of Stock Options, RSUs & RSAs, net			610,952	6,110	(6,110)	-	-	-
Issuance of common stock under public equity placement			517,442	5,174	702,950	-	-	708,124
Stock-based compensation on stock options, RSUs & RSAs			-	-	255,765	-	-	255,765
Foreign currency translation adjustment			-	-	-	(119,009)	-	(119,009)
Net loss			-	-	-	-	(2,353,773)	(2,353,773)
Balances at June 30, 2024			39,254,643	$392,546	$245,140,758	$509,936	$(215,843,575)	$30,199,665

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LIGHTPATH TECHNOLOGIES, INC.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Nine Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(7,795,091)	$(5,653,573)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	3,356,752	2,985,850
Interest from amortization of loan issuance costs	161,905	-
Loss on extinguishment of debt	418,502	-
Warrant issuance costs	318,777	-
Change in fair value of warrant liability	(904,694)	-
Loss on disposal of property and equipment	80,505	13,248
Stock-based compensation on stock options, RSUs & RSAs, net	745,155	763,258
Provision for credit losses	(3,014)	(4,422)
Change in operating lease assets and liabilities	(91,582)	47,693
Inventory write-offs to allowance	135,625	95,539
Deferred taxes	(2,368)	8,573
Changes in operating assets and liabilities, net of acquisitions:
Trade accounts receivable	(822,043)	1,766,594
Other current assets	73,362	(419,797)
Inventories	(1,206,340)	725,460
Prepaid expenses and deposits	(360,439)	95,900
Accounts payable and accrued liabilities	520,289	32,020
Net cash (used in) provided by operating activities	(5,374,699)	456,343

Cash flows from investing activities:
Purchase of property and equipment	(580,726)	(1,892,660)
Proceeds from sale of equipment	10,648	-
Proceeds from sale-leaseback of equipment	-	364,710
Acquisition of G5	(20,250,011)	-
Acquisition of Visimid, net of cash acquired	-	(847,141)
Net cash used in investing activities	(20,820,089)	(2,375,091)

Cash flows from financing activities:
Proceeds from exercise of stock options	3,175	-
Proceeds from sale of common stock from Employee Stock Purchase Plan	14,385	39,677
Proceeds from issuance of common stock under public equity placement	-	98,208
Proceeds from issuance of common stock under private equity placement	437,725	-
Proceeds from issuance of preferred stock under private equity placement	18,842,138	-
Proceeds from issuance of warrants under private equity placement	4,313,813	-
Deferred payment for acquisition of Visimid	(125,000)	-
Borrowings on loans payable	6,659,596	142,853
Loan issuance costs	(597,465)	-
Payments on loans payable	(149,118)	(2,262,798)
Repayment of finance lease obligations	(133,711)	(87,610)
Net cash provided by (used in) financing activities	29,265,538	(2,069,670)

Effect of exchange rate on cash and cash equivalents	(72,133)	2,880
Change in cash, cash equivalents and restricted cash	2,998,617	(3,985,538)
Cash, cash equivalents and restricted cash, beginning of period	3,480,268	7,144,490
Cash, cash equivalents and restricted cash, end of period	$6,478,885	$3,158,952

Supplemental disclosure of cash flow information:
Interest paid in cash	$66,136	$161,676
Income taxes paid	$118,016	$120,787
Supplemental disclosure of non-cash investing & financing activities:
Purchase of equipment through finance lease arrangements	$93,048	$391,107
Issuance of common stock for acquisition of Visimid	$713,946	$486,054

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